EXHIBIT 23.1
                                                                    ------------


                         Consent of Independent Auditors


The Board of Directors
Delcath Systems, Inc.


          We consent to the inclusion of our report dated August 9, 2002 herein and to the reference to our firm under the heading "Experts" in the prospectus.



Eisner LLP

/s/ Eisner LLP

New York, NY
December 5, 2002